UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 26, 2006

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Republic of Panama

(State or Other Jurisdiction of Incorporation)

1-11953	98-0160660
(Commission File Number)	(IRS Employer Identification No.)

Plaza 2000 Building, 50th Street, 8th Floor,

P.O. Box 0816-01098, Panama,

Republic of Panama

(Address of Principal Executive Offices) (Zip Code)

+50-7-213-0947

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Warrants

On October 26, 2006, Willbros Group, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) for the issuance and sale of 3,722,360 shares (the “Common Shares”) of the Company’s common stock, par value $.05 per share (the “Common Stock”), and warrants (“Warrants”) to purchase an additional 558,354 shares of Common Stock (the “Warrant Shares”), to the buyers listed in the Schedule of Buyers attached to the Purchase Agreement (the “Buyers”), in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The private placement is expected to close on October 27, 2006. The Company intends to use the net proceeds of the private placement offering for general corporate purposes.

Each Warrant will be exercisable, in whole or in part, until 60 months from the date of issuance. A Warrant holder may elect to exercise the Warrant (1) by delivery of payment to the Company the exercise price of $19.03 per share (the “Exercise Price”), or (2) pursuant to a Cashless Exercise as defined and provided in the Warrant, if a Registration Statement (as defined below) covering the Warrant Shares is not available for the resale of the Warrant Shares. The Exercise Price is subject to adjustment in certain circumstances as provided in the Warrants.

Pursuant to the Purchase Agreement and the Registration Rights Agreement (discussed below), the Company agreed to indemnify each of the Buyers and its affiliates and agents against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Other than in respect of this transaction, there are no material relationships between the Registrant, the Buyers or their respective affiliates, although certain of the Buyers currently own Common Stock or other Willbros securities.

The Purchase Agreement and form of Warrant are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing summary description of the Purchase Agreement and the Warrants and the transactions contemplated therein is not intended to be complete and is qualified in its entirety by the complete text of the Purchase Agreement and form of Warrant.

A copy of the press release announcing the pricing of the private placement is attached as Exhibit 99 to this Current Report on Form 8-K and incorporated by reference herein.

Registration Rights Agreement

In connection with the private placement of the Common Shares and the Warrants, on October 27, 2006, the Company expects to enter into a Registration Rights Agreement with the Buyers (the “Registration Rights Agreement”). The Registration Rights Agreement requires the Company to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission as soon as practicable, but in no event later than 60 days after the closing of the Purchase Agreement (the “Closing Date”), to register the resale from time to time by the Buyers of the Common Shares and Warrant Shares issued or issuable upon exercise of the Warrants, without regard to any limitations on exercise of the Warrants (the “Registrable Securities”). Additionally, the Company agreed to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as practicable but in no event later than 120 days after the Closing Date. In the event of a delay in the filing or effectiveness of the Registration Statement, or for any period during which the effectiveness of the Registration Statement is not maintained or is suspended by the Registrant other than as permitted under the Registration Rights Agreement, the Registrant will pay each Buyer an amount in cash equal to one and one-quarter percent (1.25%) of such Buyer’s aggregate purchase price of its Registrable Securities as provided in the Purchase Agreement, but the Registrant shall not be required to pay any Buyer an aggregate amount that exceeds 10.0% of such Buyer’s aggregate purchase price.

The form of Registration Rights Agreement is set forth as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing summary description of the Registration Rights Agreement is not intended to be complete and is qualified in its entirety by the complete text of the form of Registration Rights Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

On October 27, 2006, the Company expects to complete a private placement of 3,722,360 Common Shares and Warrants to purchase an additional 558,354 shares of Common Stock.

The aggregate offering price of the Common Shares and Warrants is $52,112,960. The Company will pay the placement agent a cash fee equal to 5.50 percent of the aggregate offering price.

Each Warrant is exercisable, in whole or in part, until 60 months from the date of issuance. A Warrant holder may elect to exercise the Warrant by delivery of payment to the Company of the Exercise Price, or pursuant to a Cashless Exercise as defined and provided in the Warrant, if a Registration Statement covering the Warrant Shares is not available for the resale of the Warrant Shares. The Exercise Price is subject to adjustment in certain circumstances as provided in the Warrants.

The Common Shares and the Warrants were offered pursuant to an exemption from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder. There are a total of 23 Buyers, all of whom are accredited.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

10.1	Securities Purchase Agreement dated October 26, 2006, by and between Willbros Group, Inc. and the Buyers

10.2	Form of Warrant

10.3	Form of Registration Rights Agreement

99	Press release of the Registrant dated October 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: October 27, 2006	By:	/s/ Van A. Welch
Van A. Welch
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement dated October 26, 2006, by and between Willbros Group, Inc. and the Buyers

10.2	Form of Warrant

10.3	Form of Registration Rights Agreement

99	Press release of the Registrant dated October 27, 2006